STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 08/10/1992
922235051 - 2307026


                          CERTIFICATE OF INCORPORATION
                                       OF
                       PORTER MCLEOD NATIONAL RETAIL INC.

     FIRST. The name of the corporation is Porter McLeod National Retail Inc.

     SECOND. The address of the corporation's registered office is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent in the County of New Castle is The Corporation Trust Company.

     THIRD. (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the "Delaware Code").

     (b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the Delaware Code. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

     FOURTH. The total number of shares that the corporation shall have the authority to issue is 2,200,000, consisting of 2,000,000 shares of common stock, with each share having a par value of $.001, and 200,000 shares of preferred stock, with each share having a par value of $.001.

     The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for the issuance of one or more series of preferred stock, with such voting powers, if any, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, including, without limiting the generality of the foregoing, the following:

          (a)  the  designation  of  such  series,   the  number  of  shares  to
               constitute such series and the stated value thereof if different from the par value thereof;

          (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preferences or relation which such dividends shall bar to the dividends payable on any shares of stock of any other class or any other series of this class;

          (d) whether the shares of such series shall be subject to redemption by the corporation, and, if so, the times, prices and other terms and conditions of such redemption;

          (e) the amount or amounts payable upon shares of such series upon, and the rights

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               of the holders of such series in, the  voluntary  or  involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

          (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

          (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of this class or any other class or classes of capital stock and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, the common stock or shares of stock of any other class or any other series of this class; and

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class or classes.

     The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     FIFTH. The corporation is to have existence.


     SIXTH. The name and address of the incorporator is:

                                    Adelaide Janice Haines
                                    Bearman Talesnick & Clowdus
                                    Professional Corporation
                                    1200 Seventeenth Street
                                    Suite 2600
                                    Denver, Colorado 80202

     SEVENTH. The name and mailing address of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                  Name                         Addresses

                  Stephen J. Dow               5895 East Evans Avenue
                                               Denver, Colorado   80222

                  William A. Johnson           5895 East Evans Avenue
                                               Denver, Colorado   80222

                  Joseph R. McLeod             5895 East Evans Avenue

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                                                Denver, Colorado   80222

                  Bruce M. Porter               5895 East Evans Avenue
                                                Denver, Colorado   80222

     EIGHTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH. Each stockholder of record shall have one vote for each share of stock standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

     TENTH. No stockholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or other securities of any class, or rights, warrants or options to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

     ELEVENTH. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

     TWELFTH. The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

     THIRTEENTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation of the powers conferred by law:

               No contract or other transaction of the corporation with any other persons, firm or corporation in which this corporation is interested, shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction so long as the contract or other transaction is approved by the Board of Directors in accordance with the Delaware Code. Each person who may become a director or officer of the corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested.

     FOURTEENTH. The personal liability of each director of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware, including without limitation as permitted by the provisions of Section 102(b)(7) of the

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Delaware Code and any successor provision, as amended.

     FIFTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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     Dated this 5th day of August 1992.
                ---


                                                  ------------------------------
                                                  Adelaide Janice Haines
                                                  Incorporator


STATE OF COLORADO                           )
                                            ) ss.
CITY AND COUNTY OF DENVER                   )

     Before me, ___________________ a Notary Public of the State of Colorado, on the 5th day of August 1992, personally appeared Adelaide Janice Haines, to me known and known to be the person who signed the foregoing certificate of incorporation, who being duly sworn, acknowledged that she signed, sealed and delivered the same as her voluntary act and deed, for the uses and purposes therein expressed, and that the facts stated therein are true.

(Seal)


---------------------------------
                                                                   Notary Public


         My commission expires: May 24, 1995
                               --------------



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